SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

___________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 7, 2024

The date of this Supplement is April 9, 2024

On March 14, 2024, Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), filed a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The Company has set Tuesday, May 7, 2024 as the date for the 2024 Annual Meeting. The 2024 Annual Meeting will be held virtually via live webcast at 11:00 a.m. Eastern Time. As previously disclosed, the record date for determining the Company’s stockholders entitled to vote at the 2024 Annual Meeting has been fixed as the close of business on March 6, 2024. This supplement (“Supplement”) supplements and amends the information set forth in the Proxy Statement. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the proposal to amend the Company’s Second Amended and Restated 2007 Omnibus Incentive Plan (the “A&R Incentive Plan”) received an unfavorable recommendation as determined by ISS. On April 9, 2024, after consideration of the ISS recommendation, the Company’s Board of Directors (the “Board”) approved an amendment to the A&R Incentive Plan to prohibit the payment of dividends and dividend equivalent rights on unvested awards (the “Plan Amendment”). As a result, Proposal 4 of the Proxy Statement is hereby amended to remove all reference to paying dividend equivalent rights on unvested awards; dividends and dividend equivalent rights will not be paid on any unvested awards.

The full text of the Plan Amendment to the A&R Incentive Plan is attached hereto as Appendix A to this Supplement. A copy of the A&R Incentive Plan, as revised as set forth in the Proxy Statement and this Supplement (as revised, the “Revised A&R Incentive Plan”), is attached hereto as Appendix B.

The Board unanimously recommends that you vote “FOR” the approval of the Revised A&R Incentive Plan.

The description of the amendment to the A&R Incentive Plan set forth in Proposal 4 is qualified in its entirety by reference to the copy of the Revised A&R Incentive Plan (as set forth in Appendix B of this Supplement), which is incorporated by reference into Proposal 4. Except as specifically stated herein, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. This Supplement should be read with the Proxy Statement and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended and supplemented by this Supplement.

Any vote “FOR” or “AGAINST” or “ABSTAIN” that has been previously made will be counted, respectively, as a vote “FOR” or “AGAINST” or “ABSTAIN” with regard to the amendment to the A&R Incentive Plan, as described in the Proxy Statement and as revised as set forth in this Supplement. If any stockholder of the Company has previously voted and would like to change his, her or its vote on any matter, such stockholder may revoke his, her or its proxy before it is voted at the 2024 Annual Meeting by submission of a proxy bearing a later date in the manner set forth in the Proxy Statement.

Appendix A

PIEDMONT OFFICE REALTY TRUST, INC.
SECOND AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

(Amendment No. 2 Effective April 9, 2024)

This Amendment No. 2 (this “Amendment”) to the Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), as most recently amended and restated on March 18, 2021 and as further amended by Amendment No. 1 to the Plan adopted by the Board of Directors of the Company (the “Board”) on March 12, 2024 (“Amendment No. 1”), shall become effective upon approval of the Amendment by the stockholders of Piedmont Office Realty Trust, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Company sponsors and maintains the Plan for the benefit of its officers, key employees, Non-Employee Directors and consultants;

WHEREAS, the Board may amend the Plan in accordance with Section 17 of the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to prohibit payment of dividends and dividend equivalent rights on unvested Awards.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective upon approval by the stockholders of the Company (the “Effective Date”).

1.      Section 1 of the Plan shall be amended to add a new definition of “Dividend Equivalent Right” to read as follows:

“‘Dividend Equivalent Right’ means Awards granted pursuant to Section 10.”

2.      The first sentence of Section 7(b) of the Plan shall be deleted in its entirety and replaced with the following:

“Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award, a grantee shall have all the rights of a stockholder of the Restricted Stock, including the right to vote the shares of the Restricted Stock, and the right to receive any cash dividends; provided, however, that cash dividends on such shares shall be held by the Company (unsegregated as part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying shares are forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited).”

3.      Section 9(d) of the Plan shall be deleted in its entirety and replaced with the following:

“(d)            Dividends; Dividend Equivalent Rights. The Award agreement or other Award documentation in respect of an Other Stock-based Award may provide that the recipient of an Award under this Section 9 shall be entitled to receive dividends or Dividend Equivalent Rights with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership (whether based on a period of time or based on attainment of specified Performance Goals), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the foregoing, any dividends shall be subject to the same vesting conditions as the Award with respect to which such dividends were paid (and shall be forfeited if the Award is forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.”

4.      The second sentence of Section 10(b) of the Plan shall be deleted in its entirety and replaced with the following:

“Dividend equivalents may, subject to Section 10(c), be paid currently, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.”

A-1

5.      A new Section 10(c) shall be added to the Plan and the remaining sections in Section 10 of the Plan shall be renumbered accordingly:

“(c)            Lapse Upon Forfeiture of Underlying Award. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as the other Award.”

6.      Except as specifically amended herein, the provisions of the Plan, including, for the avoidance of doubt, the provisions of the Plan amended by Amendment No. 1 that are not otherwise specifically modified herein, shall remain in full force and effect.

Adopted by the Board on this 9th day of April, 2024.

A-2

Appendix B

PIEDMONT OFFICE REALTY TRUST, INC.
SECOND AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

Section 1. HISTORY; GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan, as hereby amended and restated, is the Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”). The Plan was originally effective as of April 16, 2007 and was amended and restated effective April 16, 2017 (the “2017 Plan”). On March 18, 2021, the Board further amended and restated the 2017 Plan to (i) increase the total number of shares of Stock available for issuance of Awards by 3,000,000 shares; extend the term of the Plan to March 17, 2031; and (iii) make certain other changes as set forth herein.

Subject to shareholder approval, the Plan, as hereby further amended and restated, shall become effective on March 18, 2021 (the “Effective Date”), and, unless sooner terminated as provided herein, shall terminate on March 17, 2031.

After the Plan is terminated, no Awards may be granted under the Plan, but any Award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the Award. Any Awards granted under the Plan after the Effective Date but prior to shareholder approval of the Plan shall be contingent upon such shareholder approval; provided that no shares of Stock may be issued pursuant to any such Award prior to shareholder approval of the Plan.

The purpose of the Plan is to encourage and enable the officers, key employees, Non-Employee Directors and consultants of Piedmont Office Realty Trust, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity-based incentive interest in the Company and incentive Cash Awards. It is anticipated that providing such persons with interests and Awards of this nature will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards, Dividend Equivalent Rights and Cash Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means Awards to be paid by the Company in cash, but excluding all Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, whether or not settled by the Company in cash.

“Cause” means, unless otherwise defined in an Award agreement, a termination of employment by the Company or a Subsidiary due to poor performance, willful misconduct, commitment of fraud, intentional violation of a Company or a Subsidiary policy or code of conduct, or conviction of a felony. Notwithstanding the foregoing, in the event that a grantee is employed by, or provides services to, the Company or any of its affiliates under an effective employment, consulting or similar agreement on the date such grantee’s employment or service thereunder is terminated and such employment or consulting agreement contains a different definition of “Cause” (or words of like import), the definition of “Cause” contained in such agreement shall be substituted for the foregoing definition.

“Change in Control” shall mean:

(i)      The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting power of all securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if the holders of the Company

Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, voting power that constitutes a majority of the voting power of all voting securities entitled to vote generally in the election of directors of the successor entity;

(ii)     The date upon which individuals who as of the Effective Date constitute a majority of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of all then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means March 18, 2021.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock as of a particular date means:

(i)      if the Stock is then listed on a national securities exchange or quoted or reported on the NASDAQ Global Market (“NASDAQ”), the closing sales price per share on the exchange or NASDAQ for such date or, if there was no sale of shares of Stock on such date, for the last preceding date on which there was a sale of shares of Stock on such exchange or NASDAQ, as determined by the Committee;

(ii)     if the Stock is not then listed on a national securities exchange or quoted on NASDAQ but is then traded on an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for such date or, if there was no bid and asked quotation on such date, for the last preceding date on which there was a bid and asked quotation for such Stock in such market, as determined by the Committee; or

(iii)   if the Stock is not then listed on a national securities exchange, quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine, in accordance with Section 409A and Section 422 of the Code if and to the extent applicable; provided that, where the Stock is so listed or traded, the Committee may make such discretionary determinations where the Stock has not been traded or bid and asked quotations published for 10 consecutive trading days.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option. “Other Stock-based Awards” means Awards granted pursuant to Section 9.

“Operating Partnership” means Piedmont Operating Partnership, L.P., a Delaware limited partnership, the entity through which the Company conducts its business and an entity that is treated as a partnership for federal income tax purposes.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Award” means any Option, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award that is granted, vests, becomes exercisable or is settled based on the achievement of one or more Performance Goals.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance Award. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company, the Operating Partnership or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals include, but are not limited to, the following, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis:

(i)	earnings before any one or more of the following: interest, taxes, depreciation or amortization;
(ii)	net income (loss) (either before or after interest, taxes, depreciation and/or amortization);
(iii)	changes in the market price of the Stock (on a per share or aggregate basis);
(iv)	economic value-added;
(v)	funds from operations or similar measure;
(vi)	sales or revenue;
(vii)	acquisitions or strategic transactions;
(viii)	operating income (loss);
(ix)	cash flow (including, but not limited to, operating cash flow and free cash flow);
(x)	return on capital, assets, equity, or investment;
(xi)	stockholder returns (including total returns calculated to include aggregate Stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period);
(xii)	various “non-GAAP” financial measures customarily used in evaluating the performance of REITs;
(xiii)	return on sales;
(xiv)	gross or net profit levels;
(xv)	productivity;
(xvi)	expense levels or management;
(xvii)	margins;
(xviii)	operating efficiency;
(xix)	customer/tenant satisfaction;
(xx)	working capital;
(xxi)	earnings (loss) per share of Stock;
(xxii)	revenue or earnings growth;
(xxiii)	number of securities sold;

(xxiv)	the Company’s ranking against selected peer groups;
(xxv)	“same-store” performance from period to period;
(xxvi)	leasing or occupancy rates;
(xxvii)	objectively determinable capital deployment;
(xxviii)	objectively determined expense management;
(xxix)	sales or market shares;
(xxx)	number of customers; and
(xxxi)	establishment of a trading market for the Company’s Stock.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a grantee’s right to and/or the vesting, exercisability or settlement of a Performance Award.

“Performance Goals” means, for a Performance Award, the specific goal or goals, based upon specific Performance Criteria and with respect to a specific Performance Cycle, that are established in writing by the Committee for the Performance Award.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Restricted Stock” means shares of Stock issued or transferred to a grantee subject to forfeiture and the other restrictions, as contemplated by Section 7.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Settlement Date” means the date determined under Section 8(b).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company or the Operating Partnership. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f), respectively, of the Code.

“Termination of Service” means a grantee’s termination of employment (subject to the provisions of Section 16) or other service, as applicable, with the Company and Subsidiaries (or, following a Corporate Event, with any successor to the Company or parent of the Company as a result of such Corporate Event, or subsidiaries of such entities) for any reason. Unless otherwise provided in the Award agreement, cessation of service as an officer, employee, director or consultant, or other covered positions shall not be treated as a Termination of Service if the grantee continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases. A grantee shall be deemed to incur a Termination of Service if the Subsidiary to which the grantee provides services ceases to be a Subsidiary of the Company.

“Unforeseeable Emergency” has the meaning set forth in Section 14(c)(iii).

Section 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)     Committee. The Plan shall be administered by the Committee. The Committee shall consist solely of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirement of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

(b)     Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)     to select the officers, key employees, Non-Employee Directors and consultants to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Cash Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)   to determine the number of shares of Stock to be covered by any Award;

(iv)   to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments and agreements evidencing the Awards;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)   subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;

(vii)  to correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(viii) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service;

(ix)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

(x)    to interpret the terms and provisions of the Plan and any Award (including related written instruments);

(xi)   to make all determinations it deems advisable for the administration of the Plan;

(xii)  to decide all disputes arising in connection with the Plan; and

(xiii) to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees. The determinations of the Committee under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award agreements.

(c)     Sub-Plans. The Board and the Committee shall have the authority to adopt (without the necessity for further stockholder approval) (i) special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions; and (ii) one or more sub-plans, which shall be governed by the provisions of the Plan with such modifications as may be necessary or advisable, as determined in the discretion of the Committee.

(d)     Award Agreements and Instruments. Each agreement or instrument setting forth the terms of an Award shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Stock from a grantee of an Award or any other person, then, notwithstanding the provisions of the Award agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. Each grantee of an Award shall take whatever additional actions and execute whatever additional documents as the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the grantee pursuant to the express provisions of the Plan and the Award agreement.

(e)     Delegation. The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Board, another committee of the Board or the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to Awards. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the Option exercise price, or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(f)     No Liability of Committee Members; Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made or action taken or not taken in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, under any other contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 3. STOCK ISSUABLE AND AWARD LIMITATIONS UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)     Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan is 13,666,667, subject to adjustment as provided in Section 3(c) and Section 3(d), reduced by (i) the number of shares of Stock issuable pursuant to outstanding Awards granted under the 2017 Plan prior to the Effective Date; and (ii) the number of shares of Stock issued pursuant to Awards granted under the Plan prior to the Effective Date that have been exercised, vested or settled and are no longer outstanding, and increased by the number of shares of Stock underlying Awards that are outstanding under the 2017 Plan as of the Effective Date and that again become available for grant under the Plan pursuant to Section 3(a)(i) below. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the authorized shares of Stock may be granted as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

In determining the number of shares of Stock available for grant under the Plan at any time, the following rules shall apply:

(i)     Any shares of Stock subject to an Award granted under the Plan, including Awards granted prior to the Effective Date, that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of Stock (or with the forfeiture of Stock in connection with a Restricted Stock Award), is settled in cash in lieu of Stock, or is exchanged with the Committee’s permission prior to the issuance of Stock for an Award not involving Stock, shall become available again for grant under the Plan.

(ii)    Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to satisfy tax withholding obligations associated with an Award shall not become available again for grant under the Plan.

(iii)   Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a Stock Option shall not become available again for grant under the Plan.

(iv)   Any shares of Stock that were subject to a stock-settled Stock Appreciation Right under the Plan that were not issued upon the exercise of such Stock Appreciation Right shall not become available again for grant under the Plan.

(v)    Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.

(vi)   Any shares of Stock subject to “substitute awards” pursuant to Section 3(e) shall not be counted against the number of shares of Stock available for grant under the Plan, nor shall they reduce the shares of Stock authorized for grant to any person in any calendar year.

(b)     Award Limitations. Award grants shall be subject to the following limitations, subject to adjustment as provided in Sections 3(c) and (d):

(i)     the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award is 3,500,000 per calendar year;

(ii)    the maximum number of shares of Stock that can be awarded under the Plan, excluding shares subject to Options or to SARs, to any person eligible for an Award is 1,000,000 per calendar year; and

(iii)   the maximum value that any grantee may receive pursuant to all Awards with respect to any fiscal year of the Company included in the applicable Performance Cycle shall be $10 million aggregate (or such portion thereof correlating to the portion of such fiscal year included in such Performance Cycle).

(c)     Changes in Stock. Subject to Section 3(d), if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan; (ii) the maximum number of Stock Options or Stock Appreciation Rights or other Awards that can be granted to any one individual grantee; (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award; and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

No adjustment shall be made under this Section 3(c) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.

(d)     Mergers and Other Transactions. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) the sale of all or substantially all of the assets of the Company; (iv) the reorganization or liquidation of the Company; or (v) a Change in Control (each of the foregoing, a “Corporate Event”), in lieu of providing the adjustment set forth in Section 3(c), the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior (but no more than 60 days prior) to the consummation date of such Corporate Event; and/or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options or other Awards with an exercise price or similar provision, less such applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive substantially equivalent property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Corporate Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment or other consideration for each share surrendered in the Corporate Event, the Committee shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in consideration for the cancellation thereof (including the cancellation of Options and Stock Appreciation Rights that are not then exercisable), in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Corporate Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights, which payment may be subject to any escrow, holdback or other contingency applicable to holders of Stock in connection with the Corporate Event. Notwithstanding anything to the contrary, in the event an Award of Options or Stock Appreciation Rights has an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Corporate Event, the Award may be canceled without notice or payment of consideration to the grantee.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Change in Control, (i) any service-vesting condition under an outstanding Award shall be treated as satisfied in full as of immediately prior to the date of consummation of the Change in Control; and (ii) with respect to any outstanding Performance Award for which an applicable Performance Cycle is incomplete as of the date of the Change in Control, the Performance Cycle shall be treated as ending on the date of such Change in Control and the Committee shall (x) determine the extent to which the Performance Goals with respect to such Performance Cycle have been met based upon such audited or unaudited financial information then available as it deems relevant; or (y) if not determinable, deem the applicable “target” levels of the Performance Goal or Goals to have been attained with respect to such Performance Cycle, with the Performance Award prorated based on (A) the number of days in the Performance Cycle that were completed from the first day of the Performance Cycle through the date of the Change in Control, over (B) the total number of days in the Performance Cycle.

(e)     Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation; provided, however, that such substitution or assumption shall comply with Section 409A and Section 424 of the Code to the extent applicable. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, taking into consideration applicable law and the terms of the Plan.

(f)     Award Limits for Non-Employee Directors. The maximum aggregate fair value of Awards granted under the Plan to any Non-Employee Director during any calendar year shall not exceed $250,000, with fair value determined under applicable accounting standards as of the date of grant. For the avoidance of doubt, the annual award limit set forth in this Section 3(f) shall solely apply to Awards granted under this Plan and shall not apply to Awards granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based director fees.

Section 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

Section 5. STOCK OPTIONS

(a)     Form of Awards. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options shall be subject to the terms and conditions set forth in the Plan and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b)     Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value of a share of Stock on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the grant date.

(c)     Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)     Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)     Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or approved by the Committee:

(i)     In cash, by certified or bank check or other instrument acceptable to the Committee;

(ii)    Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)   Through written direction of the optionee to have shares of Stock withheld from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price; or

(iv)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f)      Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Section 6. STOCK APPRECIATION RIGHTS

(a)     Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised; provided, however, that, after consideration of possible accounting issues, the Committee may, in its sole discretion, settle Stock Appreciation Rights in a combination of shares of Stock and cash, or exclusively with cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, an amount) equal to such excess.

(b)     Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)     Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i)     Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii)    Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

Section 7. RESTRICTED STOCK AWARDS

(a)     General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b)     Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award, a grantee shall have all the rights of a stockholder of the Restricted Stock, including the right to vote the shares of the Restricted Stock, and the right to receive any cash dividends; provided, however, that cash dividends on such shares shall be held by the Company (unsegregated as part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying shares are forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d), and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d), and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c)     Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, upon a grantee’s Termination of Service, any Restricted Stock that has not vested at the time of Termination of Service shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company from such grantee or such grantee’s legal representative at its original purchase price actually paid by grantee (if any) simultaneously with such Termination of Service, and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)     Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre¬established Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination of Service and such shares shall be subject to the provisions of Section 7(c).

Section 8. DEFERRED STOCK AWARDS

(a)     Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre- established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Phantom stock units related to each vested Deferred Stock Award shall be paid to the grantee in the form of shares of Stock; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Deferred Stock Award may be settled (i) in cash at the applicable Fair Market Value of the shares of Stock underlying such Award; (ii) in cash or by transfer of shares of Stock as elected by the grantee in accordance with procedures established by the Committee; or (iii) in cash or by transfer of shares of Stock as elected by the Company.

(b)     Time of Payment. Regarding the time at which payment in respect of vested Deferred Stock Awards will be made or commence:

(i)      Unless otherwise provided in the applicable Award agreement, the “Settlement Date” with respect to a Deferred Stock Award is the first day of the month to follow the date on which the Deferred Stock Award vests; provided that a grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the grantee to the first day of the month to follow the grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 8(b)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii)    Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 8(b), is the date of the grantee’s death.

(c)     Installment Payments. Payment (whether of cash or shares) in respect of vested Deferred Stock Awards shall be made in a single sum by the Company; provided that, with respect to Deferred Stock Awards of a grantee which have a common Settlement Date, the Committee may permit the grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(d)     Unforeseeable Emergency. Notwithstanding any other provision of the Plan, a grantee may receive any amounts to be paid in installments as provided in Section 8(c) or deferred by the grantee as provided in Section 8(b) in the event of an Unforeseeable Emergency. Distributions of amounts pursuant to this Section 8(d) because of an Unforeseeable Emergency shall not exceed the amounts necessary, as determined by the Committee in its sole discretion, to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the grantee’s assets (to the extent the liquidation of such assets might itself cause severe financial hardship), and/or (iii) by future cessation of the making of additional deferrals under Sections 8(b) and 8(c).

(e)     Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(f)      Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award. Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.

(g)     Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s Termination of Service.

Section 9. OTHER STOCK-BASED AWARDS

(a)     Nature of Other Stock-based Awards. Other Stock-based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on (i) shares of Stock, including without limitation, convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) equity interests in a Subsidiary or the Operating Partnership, (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary (including the Operating Partnership) or group of Subsidiaries, and

(iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by the Operating Partnership or a Subsidiary that is treated as a partnership for federal income tax purposes and is intended to qualify as a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 (or as an interest the issuance of which is similarly treated for income tax purposes pursuant to superseding or successor governing authority) with respect to a grantee in the Plan who is rendering services to or for the benefit of the issuing Operating Partnership or a Subsidiary of the Operating Partnership.

(b)     Calculation of Reserved Shares. For purposes of calculating the number of shares of Stock underlying an Other Stock-based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a), the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, as determined by the Committee in its sole discretion, the number of shares of Stock underlying Other Stock-based Awards shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock otherwise available for issuance under the Plan. Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible grantees to whom, and the time or times at which, Other Stock-based Awards shall be made; the number of Other Stock-based Awards to be granted; the price, if any, to be paid by the grantee for the acquisition of such Other Stock-based Awards; and the restrictions and conditions applicable to such Other Stock-based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established Performance Goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-based Awards to be held through a limited partnership or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 9. The provisions of the grant of Other Stock-based Awards need not be the same with respect to each grantee.

(c)     Restrictions on Transfer. Awards made pursuant to this Section 9 may be subject to transfer restrictions, with conditions and limitations as to when Other Stock-based Awards can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d)     Dividends; Dividend Equivalent Rights. The Award agreement or other Award documentation in respect of an Other Stock-based Award may provide that the recipient of an Award under this Section 9 shall be entitled to receive dividends or Dividend Equivalent Rights with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership (whether based on a period of time or based on attainment of specified Performance Goals), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the foregoing, any dividends shall be subject to the same vesting conditions as the Award with respect to which such dividends were paid (and shall be forfeited if the Award is forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.

(e)     Consideration. Other Stock-based Awards granted under this Section 9 may be issued for no cash consideration.

Section 10. DIVIDEND EQUIVALENT RIGHTS

(a)     Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (excluding a Stock Option or Stock Appreciation Right but including a Deferred Stock Award or any Other Stock-based Award) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement.

(b)     Payment. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or in Stock, or a combination of the two, as determined by the Committee, in a single installment or installments. Dividend equivalents may, subject to Section 10(c), be paid currently, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.

(c)     Lapse Upon Forfeiture of Underlying Award. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(d)     Interest Equivalents. Any Award under the Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Section 11. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

(a)     General. Any Award may be granted as a Performance Award, that vests, becomes exercisable, is settled or payable or is granted contingent upon the attainment during one or more Performance Cycles of one or more Performance Goals, each as specified by the Committee. The Performance Goals for a Performance Award may consist of one or more Performance Criteria and a targeted level or levels of performance with respect to each of such Performance Criteria, as specified by the Committee. A Performance Award may, but need not, also require the completion of a specified period of employment or other service with the Company or its Subsidiaries. The Committee shall specify the circumstances in which a Performance Award shall be paid or forfeited in the event of Termination of Service by the grantee prior to the end of a Performance Cycle or prior to settlement of the Performance Award. Performance Goals may differ for Performance Awards granted to any one grantee or to different grantees.

(b)     Establishment and Satisfaction of Performance Goals. Performance Goals shall be established not later than 90 days after the beginning of any Performance Cycle applicable to a Performance Award, or at such other date as may be determined by the Committee. The measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee in its sole discretion.

(c)     Modification of Performance Goals. The Committee, in its discretion, may adjust or modify the Performance Goals for any Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(d)     Settlement of Performance Awards. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

Section 12. TRANSFERABILITY OF AWARDS

(a)     Transferability. Except as provided in Section 12(b), during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)     Committee Action. Notwithstanding Section 12(a), the Committee, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c)     Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)     Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 13. TAX WITHHOLDING

(a)     Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received hereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. Notwithstanding anything contained in the Plan or the Award agreement to the contrary, the grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Stock or any other Award benefit to the grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option Award, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Rights shall be forfeited upon the failure of such grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or the Stock Appreciation Right; (ii) the lapsing of restrictions on the Restricted Stock Award (or other income-recognition event); or (iii) payments or distributions in respect of any Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Right. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)     Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that no shares of Stock may be withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid reclassification of the Award as a liability for financial accounting purposes); or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 14. SECTION 409A

(a)     General. It is intended that all Awards shall be exempt from, or comply with, Section 409A, and the Plan and Award agreements shall be construed in accordance with such intent. If the Committee determines that any Award granted hereunder is subject to Section 409A, the Award agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award agreement. Notwithstanding the foregoing, neither the Company nor the Committee guarantee any particular tax treatment relating to an Award, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any grantee under Section 409A, and neither the Company nor the Committee will have any liability to any grantee or other person for any such tax or penalty.

(b)     Specified Employees. Notwithstanding anything to the contrary in this Plan, if the shares of Stock are publicly traded, and if a grantee holding an Award that constitutes “deferred compensation” subject to Section 409A is a “specified employee” under Section 409A, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the grantee’s separation from service, as defined in Section 409A, from the Company shall instead be paid on the first payroll date after the six-month anniversary of the grantee’s separation from service, or upon the Participant’s death, if earlier.

(c)     Installment Payments. For purposes of Section 409A, each payment in a series of payments made under the Plan or any Award will be treated as a separate payment.

Section 15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a grantee with the Company or any affiliate, except an agreement, contract, or understanding that expressly modifies or excludes application of this Section 15 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the grantee (including groups or classes of grantees or beneficiaries of which the grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the grantee (a “Benefit Arrangement”), if the grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that grantee and any other right to receive any payment or other benefit under the Plan shall not become exercisable, vested or payable (as the case may be) to the extent that such right to exercise, vesting, or payment, taking into account all other rights, payments, or other benefits to or for the grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the grantee under any Other Agreement or any Benefit Arrangement (collectively, the “Benefits”), would cause the grantee to be considered to have received a Parachute Payment under the Plan, then the Benefits shall be reduced or eliminated so as to avoid having the payment or benefit to the grantee under the Plan be deemed to be a Parachute Payment. If a reduction is to occur pursuant to foregoing, the Benefits to be reduced or eliminated shall be cutback in the following order: (i) any cash payment; then (ii) any payment in respect of an Award that is not covered by Treas. Reg. Section 1.280G-1 Q/A-24(b); and then (iii) any payment in respect of an Award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with Benefits which are to be paid the farthest in time from the “Determination” (as defined herein). Any determination as to whether the Benefits should be reduced or eliminated pursuant to this Section 15 and the amount of such reduction or elimination shall be made by Company’s independent public accountants or another certified public accounting firm or consulting firm of national reputation designated by the Company (the “Determination”) at the Company’s expense.

Section 16. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a Termination of Service:

(a)     a transfer to the employment or service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)     an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect in any material way rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, in no event may any Award granted under the Plan (i) be amended to decrease the exercise price or other similar price applicable thereto; (ii) be cancelled at a time when its exercise price or other similar price exceeds the fair market value of the underlying Stock in exchange for another award under any other equity-compensation plan or any cash payment; or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Award, unless such amendment, cancellation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the exercise price or other similar price applicable to an Award granted under the Plan that is made in accordance with Section 3(c) or (d) shall not be considered a reduction in exercise price or other similar price or the “repricing” of such Award.

Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan; (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan; or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or the extent required by the shareholder approval requirements of any national securities exchange or NASDAQ (at such times as the Company has shares of Stock listed or authorized for trading on such national securities exchange or NASDAQ), Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

Section 18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the Plan shall be unfunded under the Code and the existence of such trusts or other arrangements shall be consistent with the foregoing.

Section 19. GENERAL PROVISIONS

(a)     No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof, and to provide such other undertakings and representations as are customary in the issuance of securities in a manner that is exempt from the registration requirements of applicable securities laws. No shares of Stock shall be issued pursuant to an Award, and no Stock Option or Stock Appreciation Right may be exercised, until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)     Delivery of Stock Certificates. Stock certificates issued to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)     Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee or other service provider any right to continued employment or other services with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employee’s or other service provider’s employment or other service at any time.

(d)     Trading Policy Restrictions and Other Policies. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, stock ownership guidelines and other applicable policies and procedures governing the issuance or holding of Stock, as in effect from time to time.

(e)     Clawback/Recoupment. Notwithstanding any other provision of this Plan, all Awards under the Plan, including shares of Stock or other cash or property received with respect to such Award, shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) the Company’s Clawback Policy and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law, regulation or stock exchange listing requirement. By accepting an Award under the Plan, a Participant thereby will be deemed to have acknowledged and consented to the Company’s Clawback Policy and the Company’s application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Committee, whether adopted prior to or following the date of grant of the Award, and any provision of applicable law or stock exchange listing requirement relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy, requirement or applicable law, without further consideration or action. Further, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f)      Minimum Vesting Requirement. Awards granted under the Plan may not vest or be settled, or become exercisable, prior to the one year anniversary of the date of grant, except that the Committee may provide that Awards may vest or be settled, or become exercisable, prior to such date in the event of the Participant’s death or disability or pursuant to Section 11 hereof. Notwithstanding the foregoing, up to 5% of the shares of Stock reserved and available for issuance under the Plan (as described in Section 3) may be issued pursuant to Awards subject to any or no vesting conditions (including with regard to such one year vesting limitation described in the preceding sentence), as the Committee determines appropriate.

(g)     Holding Period Requirement. Notwithstanding anything to the contrary herein, a grantee who, on the date on which Stock is issued pursuant to an Award upon or following the exercise, vesting or settlement of the Award (the “Issue Date”), holds the title of Senior Vice President or higher, may not, directly or indirectly, offer, sell, transfer, pledge, assign or otherwise transfer or dispose of such Stock (less any Stock used to pay the exercise price or withheld for taxes) until the earlier of 12 months following the Issue Date or, if earlier, the date of the grantee’s Termination of Service.

Section 20. GOVERNING LAW

The Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

Section 21. RESTRICTIONS ON AWARDS

The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable, if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

Section 22. NO FIDUCIARY RELATIONSHIP

Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Subsidiaries, or their respective officers, or the Committee, on the one hand, and the grantee, the Company, Subsidiaries or any other person or entity, on the other.

Section 23. MARKET STANDOFF AGREEMENT

As a condition of receiving any Award hereunder, the grantee agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the grantee will not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.